SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 8, 2007
DYNEGY INC.
DYNEGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation)	001-33443 000-29311 (Commission file number)	20-5653152 94-3248415 (I.R.S. Employer Identification No.)
1000 Louisiana, Suite 5800
Houston, Texas 77002
(Address of Registrant’s principal executive offices, including zip code)
(713) 507-6400
(Registrant’s telephone number, including area code)
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Dynegy Holdings Inc. (“DHI”), a wholly-owned subsidiary of Dynegy Inc. (“Dynegy”), has called for redemption of the remaining $11,000,000 aggregate principal amount of DHI’s outstanding 9.875% Second Priority Senior Secured Notes due 2010 (the “Notes”). On September 7, 2007, DHI will redeem all of its outstanding Notes at a redemption price equal to 104.938% of the principal amount, plus accrued and unpaid interest to the redemption date.
FORWARD LOOKING STATEMENTS
Certain statements included in this Form 8-K are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly those statements related to the redemption of the Notes. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements including: the possibility that the redemption may not occur or may vary in other aspects from those described above due to unexpected delays or difficulties. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s and DHI’s SEC filings, including their Annual Reports on Form 10-K, as amended, for the year ended December 31, 2006, and their Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, which are available free of charge on the SEC’s web site at http://www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007	DYNEGY INC. (Registrant)
	By:	/s/ Kent R. Stephenson
		Name:	Kent R. Stephenson
		Title:	Senior Vice President and Deputy General Counsel

Date: August 8, 2007	DYNEGY HOLDINGS INC. (Registrant)
	By:	/s/ Kent R. Stephenson
		Name:	Kent R. Stephenson
		Title:	Senior Vice President and Deputy General Counsel